Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Registration Statement No. 333-185318 on Form S-4 of Leucadia National Corporation of our report dated August 27, 2010 relating to the consolidated financial statements of AmeriCredit Corp. and subsidiaries appearing in the Annual Report on Form 10-K of Leucadia National Corporation and its subsidiaries for the year ended December 31, 2012.

/s/ Deloitte & Touche LLP

Dallas, Texas

March 1, 2013